Exhibit 32.2

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Imation Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul R. Zeller, Vice President, Corporate Controller* of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul R. Zeller

Paul R. Zeller
Vice President,
Corporate Controller

May 6, 2004

* Pursuant to a Board of Directors resolution adopted on August 6, 2003, Mr. Zeller has assumed the Chief Financial Officer function with respect to preparation of financial statements and SEC filings.